UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2025
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(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code +1 212 516-1300
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TZOO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
                                         Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting of Stockholders of Travelzoo held on June 4, 2025 via webcast, at www.virtualshareholdermeeting.com/TZOO2025, the following actions were taken.

Travelzoo's stockholders elected Holger Bartel, Christina Sindoni Ciocca, Carrie Liqun Liu, Volodymyr Cherevko, Michael Karg and Sharry Sun to serve on the Board of Directors until the next annual meeting of stockholders. The voting results are:

	Votes For	Votes Against	Votes Withheld
Holger Bartel	7,022,015	4,811	2,164
Christina Sindoni Ciocca	7,003,207	23,570	2,213
Carrie Liqun Liu	6,912,189	114,535	2,266
Volodymyr Cherevko	6,928,164	99,616	1,210
Michael Karg	6,962,608	64,199	2,183
Sharry Sun	7,019,192	7,791	2,007
Ms. Liu, Mr. Cherevko, Mr. Karg and Ms. Sun will serve as independent directors in accordance with the listing standards of the NASDAQ Stock Market.
The stockholders approved, on an advisory basis, to approve Travelzoo’s executive compensation. The voting results are:

Votes For	Votes Against	Abstain
6,604,362	417,364	7,264

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	June 4, 2025	By:	/s/ JEFF HOFFMAN
Jeff Hoffman Financial Controller, North America